                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM SB-2/A-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of incorporation or organization)

                                      9995
            (Primary Standard Industrial Classification Code Number)

                                    860973399
                      (I.R.S. Employer Identification No.)

                   2102 North Donner Avenue, Tucson, AZ 85749
                    (Address of principal executive offices)

                   2102 North Donner Avenue, Tucson, AZ 85749
(Address of principal place of business or intended principal place of business)

                                Daniel L. Hodges
           2102 North Donner Avenue, Tucson, AZ 85749, (520) 760-7759
            (Name, address and telephone number of agent for service)

                           --------------------------

                                    copy to:

                           David J. Levenson, Esquire
                            Mays & Valentine, L.L.P.
                              8201 Greensboro Drive
                                    Suite 800
                             McLean, Virginia 22102
                            Telephone: (703) 734-4328
                            Facsimile: (703) 734-4340

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /


                   CALCULATION OF REGISTRATION FEE
===============================================================================
Title of Each Class           Amount                               Amount of
Securities                    to be          Offering Price Per    Registration
to be Registered              Registered     Unit                  Fee
---------------------         ------------   ------------------    -------------

Common Stock, $.001 par value    200,000         $ .001(1)         $      .05
TOTAL                                                                     .05
MINIMUM FEE                                                           $100.00

(1) Estimated solely for the purpose of calculating the registration fee. The price of the shares has been determined by K & L on the basis of the par value of the shares issued and outstanding.


                            ------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            -------------------------



               K & L ELECTRONICS PHOTO AND SUPPLY CO.
                         CROSS REFERENCE SHEET

Form SB-2 Item                                          Caption in Prospectus
______________                                          _____________________

                                PART I

Item 1.    Front of Registration Statement and
            Outside Front Cover of Prospectus..........  Front of Registration
                                                         Statement and
                                                         Outside Front Cover of
                                                         Prospectus
Item 2.    Inside Front and Outside Back Cover
            Pages of Prospectus........................  Inside Front and
                                                         Outside Back Cover
                                                         Pages of Prospectus
Item 3.    Summary Information and Risk Factors........  Prospectus Summary;
                                                         Risk Factors
Item 4.    Use of Proceeds.............................  Use of Proceeds
Item 5.    Determination of Offering Price.............  Not Applicable
Item 6.    Dilution....................................  Not Applicable
Item 7.    Selling Shareholders........................  Selling Shareholders
Item 8.    Plan of Distribution........................  Plan of Distribution
Item 9.    Legal Proceedings...........................  Business-Legal
                                                         Proceedings
Item 10.  Directors, Executive Officers, Promoters and
           Control Persons.............................  Management
Item 11.  Security Ownership of Certain Beneficial
           Owners and Management.......................  Management-Principal
                                                         Shareholders
Item 12.  Description of Securities....................  Description of
                                                         Securities
Item 13.  Interest of Named Experts and Counsel........  Not Applicable
Item 14.  Disclosure of Commission Position on
           Indemnification.............................  Indemnification of
                                                         Officers and Directors
Item 15.  Organization Within Last Five Years..........  Certain Transactions
Item 16.  Description of Business......................  Business
Item 17.  Management's Discussion and Analysis or
           Plan of Operation...........................  Management's Discussion
                                                         and Analysis of
                                                         Financial Conditions
                                                         and Plan of Operations
Item 18.  Description of Property......................  Business-Properties
Item 19.  Certain Relationships and Related Transactions Certain Transactions
Item 20.  Market for Common Equity and Related
           Stockholder Matters.........................  Market Information
Item 21.  Executive Compensation.......................  Management-Executive
                                                         Compensation
Item 22.  Financial Statements.........................  Financial Statements
Item 23.  Changes In and Disagreements With Accountants
           on Accounting and Financial Disclosure......  Not Applicable

                                 PART II

Item 24.  Indemnification of Directors and Officers....  Indemnification of
                                                         Directors and Officers
Item 25.  Other Expenses of Issuance and Distribution..  Other Expenses of
                                                         Issuance and
                                                         Distribution
Item 26.  Recent Sales of Unregistered Securities......  Recent Sales of
                                                         Unregistered Securities
Item 27.  Exhibits.....................................  Exhibits
Item 28.  Undertakings.................................  Undertakings

PROSPECTUS


                K & L Electronics Photo And Supply Co.

                    200,000 Shares of Common Stock

This prospectus covers the resale by twenty-eight selling shareholders, from time to time, of up to 200,000 shares of common stock of K & L Electronics Photo and Supply Co. in the over-thecounter market, at prevailing market prices, at negotiated prices or otherwise.

K & L will not be receiving any proceeds from the sale of shares by the selling shareholders but will bear all of the expenses of the registration of the shares.

K & L's common stock is not currently listed or quoted on any quotation medium.

                       ------------------------


      SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN
               FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                        ------------------------

           The date of this prospectus is September 20, 2000






                          Prospectus summary


K & L Electronics Photo and Supply Co.
--------------------------------------

K & L is a development stage company which was organized on December 31, 1997. It was formed specifically to be a "blank check" or "shell" corporation. The terms "blank check" or "shell" corporation are used to describe a company that either has no specific business plan or purpose or indicates that its business plan or purpose is to engage in a merger or acquisition with an unidentified company. K & L has one officer and director, Daniel L. Hodges, who also owns 80% of K & L's issued and outstanding shares. Mr. Hodges owns over 100 blank check companies which are seeking merger or acquisition candidates.

K & L will be seeking merger or acquisition candidates with which it can either merge or acquire. K & L has not selected any company for acquisition or merger and does not intend to limit potential acquisition candidates to any particular field or industry. At this time, K & L's plans are still in the conceptual stage.

The offering.

K & L previously issued 200,000 shares of its common stock to 28 individuals. This prospectus covers any resale of these shares.

Common Stock Registered for Resale........................  200,000 shares
Common Stock Outstanding prior to the Offering............1,000,000 shares
Common Stock Outstanding after the Offering...............1,000,000 shares

                        Selected financial data

The following selected consolidated financial data should be read in conjunction with "Management's discussion and analysis of financial condition and plan of operations" and the consolidated financial statements, including the accompanying notes, included elsewhere in this prospectus. The statement of operations data for the years ended December 31, 1998 and 1999 and the balance sheet data at December 31, 1998 and 1999 are derived from K & L's consolidated financial statements, which have been audited by K & L's independent auditors, included elsewhere in this prospectus, and include all adjustments that K & L considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The statement of operations data for the six months ended June 30, 1999 and 2000 and the balance sheet data at June 30, 2000 are derived from K & L's consolidated financial statements, included elsewhere in this prospectus, which have been reviewed but not audited.

Balance sheet data:                      June 30,             December 31,
                                      -------------      --------------------
                                          2000             1999        1998
                                        --------          -------   ---------
   Assets..........                      $   --           $   --      $  --
   Liabilities - Accounts Payable.....   $   --           $   --      $  100
   Stockholders' Equity:
     Common Stock, Par value $.001
       Authorized 100,000,000 shares,
       Issued 1,000,000 shares at
       June 30, 2000 and December 31,
       1999 and 1998..................     1,000             1,000      1,000
     Paid-In Capital..................     2,800               250        --
     Retained Deficit.................    (1,100)           (1,100)    (1,100)
     Deficit Accumulated During
       the Development Stage..........    (2,700)             (150)       --
     Total Stockholders' Equity.......       --                --        (100)
     Total Liabilities and
       Stockholders' Equity...........   $   --            $   --      $  --

Statement of operations data:
                                                                Cumulative Since
                      For the Six Months    For Year Ended        Inception of
                         Ended June 30       December 31,      Development Stage
                     -------------------- -----------------   ------------------
                       2000       1999      1999     1998
                     --------     -----    ------   ------
   Revenues:         $   --       $ --     $ --     $  --           $   --
   Expenses:           2,550        --       150      1,100           2,700
          Net Loss   $(2,550)       --      (150)   $(1,100)        $(2,700)
   Basic & Diluted
    loss per share   $   --       $ --     $  --    $   --


                             Risk factors

K & L's business is subject to numerous risk factors. You should carefully consider the following risk factors before investing in the shares.

K & L has only one director and one officer and does not have multiple layers of management which investors typically find in larger public companies.

K & L's president and sole officer is Daniel L. Hodges. Because management consists of only Mr. Hodges, K & L does not benefit from multiple judgments that a greater number of directors or officers would provide. K & L must rely completely on the judgment of its sole officer and director when selecting a target company. His decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if K & L had more funds available to it, would be desirable. Mr. Hodges anticipates devoting only a few hours per month to the business of K & L. Mr. Hodges has not entered into a written employment agreement with K & L and he is not expected to do so. K & L has not obtained key man life insurance on Mr. Hodges. The loss of the services of Mr. Hodges would adversely affect development of K & L's business and its likelihood of continuing operations.

K & L has no operating history, no revenue, minimal assets and operates at a loss.

K & L has no operating history or any revenues or earnings from operations. K & L has no significant assets or financial resources. K & L has operated at a loss to date and will, in all likelihood, continue to have operating expenses without corresponding revenues, at least until the consummation of a business combination. As of June 30, 2000, K & L had incurred expenses of approximately $2,700. Mr. Hodges has paid these expenses and he has no expectation or agreement with K & L for reimbursement. There is no assurance that K & L will ever be profitable.

Mr. Hodges may have conflicts of interest with K & L because of his involvement in other blank check companies.

The terms of any future business combination involving K & L may include Mr. Hodges' remaining a director or officer of K & L following the business combination. In the alternative, the terms of a business combination may provide for a payment by cash or securities to Mr. Hodges for the purchase or retirement of all or part of his common stock of K & L by a target company or for his services. Mr. Hodges would directly benefit from employment or payment and these benefits may influence his choice of a target company. In addition, the articles of incorporation of K & L provide that K & L indemnify its officers and/or directors for liabilities, which can include liabilities arising under the securities laws. Therefore, K & L's assets could be used or attached to satisfy any liabilities subject to indemnification.

In addition, Mr. Hodges has participated or is currently participating in other blank check companies which may compete directly with K & L.

As of the date of this prospectus, Mr. Hodges has been or currently is involved with over 100 shell companies, approximately all or almost all of which are or will be seeking business opportunities for mergers or acquisitions. Consequently, there are potential inherent conflicts of interest in Mr. Hodges' acting as officer and director of K & L. Conflicts could also arise if K & L were to enter into any business combination with a company in which Mr. Hodges is involved. This type of business transaction is not an arm's-length transaction because of Mr. Hodges' potential involvement with both parties. While there is no K & L policy prohibiting such a transaction, K & L currently does not intend to engage in a business combination of this type.

Many states, including Nevada where K & L is incorporated, have enacted laws to address breaches of fiduciary duties of management when conflicts of interest become problematic. Shareholders' pursuit of remedies under state laws can be prohibitively expensive and time consuming. Thus, as a potential investor, any investment in K & L could be unprofitable.

K & L's proposed operations are speculative and may not result in any profit to any investors.

The success of K & L's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the not-yet-identified target company. While Mr. Hodges will seek a business combination with an entity having established an operating history, we cannot guarantee that K & L will be successful in locating candidates meeting this criteria. In the event K & L does complete a business combination, the success of K & L's operations will be dependent upon the management of the target company and numerous other factors beyond K & L's control. There is no assurance that K & L can identify a target company and consummate a business combination.

K & L's stock is probably penny stock and the purchase of penny stocks can be unpredictable and unprofitable for investors.

In the event that a public trading market develops for K & L's shares following a business combination, the shares will probably be classified as "penny stock" depending upon their market price and the manner in which they are traded. The Securities Exchange Act of 1934 defines a "penny stock" as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. There are cumbersome rules for transactions involving a penny stock. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus you may lose your entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

K & L will enter a market where there is a scarcity of, and significant competition for, business opportunities and combinations.

K & L is and will continue to be a very small participant in the business of seeking mergers with and acquisitions of business entities.

Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, Mr. Hodges believes that there are numerous firms seeking the benefits of a publicly traded corporation like K & L. The perceived benefits of a publicly traded corporation include:

      * facilitating or improving the terms on which additional equity financing may be sought;
      *  providing liquidity for the principals of a business;
      * creating a means for providing incentive stock options or similar benefits to key employees;
      *  providing liquidity for all shareholders; and,
      *  other factors.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

A large number of established and well-financed companies, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for K & L. Nearly all of these other participants have greater financial resources, technical expertise and managerial capabilities than K & L. Consequently, K & L will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, K & L will also compete with numerous other small public companies in seeking merger or acquisition candidates.

Currently, we do not have an agreement for a business combination with K & L and we do not have any minimum requirements for a business combination. As an investor, you should know that we are at the very early stages of this process.

K & L has no current arrangement, agreement or understanding with respect to engaging in a business combination with any specific entity. We cannot assure that K & L will be successful in identifying and evaluating any suitable business opportunities or in concluding a business combination. We have not selected any particular industry or specific business within an industry as a potential target company. K & L has not established any criteria, including a specific length of operating history or a specified level of earnings, assets, and/or net worth, which it will require a target company to have achieved, or without which K & L would not consider a business combination with such business entity. Accordingly, K & L may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. We cannot assure you that K & L will be able to negotiate a business combination on terms favorable to K & L.

We may be delayed or precluded from an acquisition because of the reporting requirements to which K & L will be subject.

Under the requirements of the Securities Exchange Act of 1934, K & L will be required to provide information about significant acquisitions. This will include audited financial statements of the acquired company which must be furnished within 75 days following the effective date of a business combination. The target company will have the obligation and the cost of obtaining audited financial statements. The additional time and expense for some potential target companies to prepare audited financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition.

In addition, even if a target company agrees to obtain audited financial statements within the required time frame, these audited financials may not be available to K & L before agreeing to be a business combination. In cases where audited financials are unavailable, K & L will have to rely upon unaudited information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with this business entity might prove to be an unfavorable one for K & L, and an unprofitable one for investors.

We lack the market research and marketing organization which might attract a potential business combination.

K & L has not conducted, and others have not made available to K & L, market research indicating that demand exists for the transactions we contemplate. Even in the event demand exists for a transaction of the type contemplated by K & L, there is no assurance K & L will be successful in completing any such business combination.

We likely will have a change in control and management following a business combination. If this happens, Mr. Hodges will not be involved in the management of your investment.

A business combination involving the issuance of K & L's common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in K & L. As a condition of the business combination agreement, Mr. Hodges may agree to sell or transfer all or a portion of his common stock to provide the target company with majority control of K & L. The resulting change in control of K & L will occur without your vote and will likely result in removal of Mr. Hodges as the present sole officer and director of K & L and a corresponding reduction in or elimination of his participation in the future affairs of K & L. This might or might not affect the value of your investment.

A business combination will possibly involve the issuance of more common stock which would dilute the value of your shares in K & L.

A business combination ordinarily will involve the issuance of a significant number of additional shares of K & L's common stock. Depending upon the value of the assets acquired in the business combination, the per share value of K & L's common stock may increase or decrease, perhaps significantly.

Shareholders might be required to sell their shares at a lower price upon a business combination.

As part of any transaction, the acquired company may require that Mr. Hodges or other shareholders of K & L sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. The sales price of these shares may be lower than the anticipated market price of K & L's common stock at that time. K & L shareholders will not be provided the opportunity to approve or consent to such sale.

Mr. Hodges may actively negotiate for the purchase of his common stock as a condition to or in connection with a proposed merger or acquisition transaction. Any terms of a sale of Mr. Hodges' shares may not be afforded to other shareholders of K & L. The opportunity to sell all or a portion of his shares in connection with an acquisition may influence Mr. Hodges' decision to enter into a specific transaction. However, Mr. Hodges believes that since the anticipated sales price will potentially be less than market value, the potential of a stock sale will be a material factor in any decision to enter a specific transaction. This description of potential sales of Mr. Hodges' stock is not based upon any corporate bylaw, shareholder or board resolution, or contract or agreement. No other payments of cash or property are expected to be received by Mr. Hodges in connection with any acquisition.

There are state regulations which might affect the transferability of K & L's shares.

K & L has not registered its shares for resale under the securities or "blue sky" laws of any state and has no plans to register or qualify its shares in any state. Current shareholders, and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state restrictions upon the ability of new investors to purchase the securities.

SEC and "blue sky" laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by blank check companies, or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

     * not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

     * not eligible for the transactional exemption from registration for nonissuer transactions by a registered broker dealer;

     * not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

     * not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

     * required to be placed in escrow and the proceeds received held in escrow subject to various limitations; or

     * not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies, or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on offerings by blank check companies have been adopted in:

          Alaska           Nevada               Tennessee
          Arkansas         New Mexico           Texas
          California       Ohio                 Utah
          Delaware         Oklahoma             Vermont
          Florida          Oregon               Washington
          Georgia          Pennsylvania
          Idaho            Rhode Island
          Indiana          South Carolina
          Nebraska         South Dakota


K & L's selling efforts, and any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered. K & L has no current plan to register its shares in any state and does not anticipate doing so until after the consummation of a merger or acquisition, after which it will no longer be classified as a blank check company. K & L has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

A business combination may result in unfavorable tax treatment for K & L which will increase its business cost and decrease any return to investors.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination K & L may undertake. K & L hopes to structure the transaction to result in tax-free reorganization treatment to both companies, in accordance with various federal and state tax provisions and minimize the federal and state tax consequences to both K & L and the target company. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization will probably result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction and their shareholders.

                           Forward-looking information

Some of the statements contained in the prospectus summary and throughout this prospectus regarding matters that are not historical facts, such as statements regarding K & L's growth strategy, are forward-looking statements as such term is defined in the Securities Act of 1933. Since these forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, but are not limited to, those in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Business," as well as those discussed throughout in this prospectus.

                                 Use of proceeds

The principal purpose of this registration statement is to create a more liquid public market for K & L's common stock. Upon the effectiveness of this registration statement, twenty percent of K & L's outstanding shares of common stock will be registered for resale under the Securities Act. While K & L will bear the expenses of the registration of the shares, K & L will not realize any proceeds from any actual resales of the shares that might occur in the future. All proceeds from any resale will be received by the selling shareholders.

                               Market information

K & L's common stock is not listed or quoted at the present time, and there is no present public market for K & L's common stock. There can be no assurance that a public market for K & L's common stock will ever develop.

Dividend policy.

K & L has never declared or paid cash dividends on its capital stock. K & L currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


Holders.


As of the date of this prospectus, there are 29 shareholders of record.


                              Selling shareholders


The following table sets forth certain information as of the date of this prospectus, with respect to the selling shareholders for whom K & L is registering shares for resale to the public. The shares listed in the table were issued to individuals as gifts by Mr. Hodges in reliance on there being no "sale" as defined in Section 2(3) of the Securities Act. No consideration was received in exchange for the share issuances. The shares were gifted to individuals whom Mr. Hodges knew either through familial relationships or business associations. Mr. Hodges also selected individuals who could provide some potential for introducing K & L to potential merger or acquisition candidates or business opportunities as well as individuals who were willing to provide K & L with clerical services for no renumeration. There are no known relationships between any of the shareholders, or between Mr. Hodges as the sole officer and director and any shareholders, except that Matthew Hodges is the adult nephew of Mr. Hodges, Jennifer Warden is the wife of Mr. Hodges, and Brian Delfs and James Delfs are brothers. On October 20, 1999, the outstanding shares of K & L's common stock were forward split 1,000 to 1, resulting in a total of 1,000,000 shares outstanding.


                                       Method of        Shares       Maximum No.
                                        Original     Beneficially    of Shares
                            Date of     Issuance     Owned Prior     to be Sold
       Name of             Original  (i.e.purchase,      to         Pursant to
   Security Holder          Issue      gift, etc.)    Offering   this Prospectus
   ----------------       ---------- --------------- ----------- ---------------
Frank Anjakos               1/4/98       Gift             2,000         2,000
1971 N. Lindenwood Drive
Tucson, AZ  85712


Cindy Baker                 1/4/98       Gift            2,000         2,000
P. O. Box 40484
Tucson, AZ  85717

Steve Bays                  1/4/99       Gift            2,000         2,000
5637 E. Spring Street
Tucson, AZ  85712

Brain Delfs                 1/4/98       Gift            2,000         2,000
10130 E. Winding Trail
Tucson, AZ  85749

James Delfs                 1/4/98       Gift            2,000         2,000
3730 N. Tucson Blvd.
Tucson, AZ  85716

Sam Erbst                   1/4/98       Gift            2,000         2,000
770 N. Dodge #33
Tucson, AZ  85749

Gus Fotinos                 1/4/98       Gift            2,000         2,000
6547 N. Turnberry Drive
Tucson, AZ  85718

Allyson Fox                 1/4/98       Gift            2,000         2,000
61 Kennedy Parkway
Toronto, Canada

Audra Guthery               1/4/98       Gift            2,000         2,000
4810 E. Seneca
Tucson, AZ  85712

David H. Hack               1/4/98       Gift          50,000         50,000
232 W. Smoot Drive
Tucson, AZ  85705

Matthew S. Hodges           1/4/98       Gift           2,000         2,000
1529 N. Desmond
Tucson, AZ  85712

Kim Lasater                 1/4/98       Gift           2,000         2,000
5531 E. Spring Street
Tucson, AZ  85712

Jeff Milton                 1/4/98       Gift           2,000         2,000
2519 E. Helen Street
Tucson, AZ  85716


Suzanne Morvay              1/4/98       Gift           2,000         2,000
4042 N. Pontatoc Road
Tucson, AZ  85718

Mike Neighbors              1/4/98       Gift           2,000         2,000
128 N. Southern Swale Avenue
Tucson, AZ  85748

Thomas Nieman               1/4/98       Gift           2,000         2,000
7825 E. Sabino Hollow Court
Tucson, AZ  85749

Ron Olson                   1/4/98       Gift           2,000         2,000
9969 E. Paseo San Ardo
Tucson, AZ  85747

Mark Polifka                1/4/98       Gift           2,000         2,000
1132 Mohawk
Topanga, CA  90290

Sophie Radecki              1/4/98       Gift           2,000         2,000
207 Hallam Street
Toronto, Canada  M6H1X6

Jonathan Roberts            1/4/98       Gift          50,000        50,000
2102 N. Donner Avenue
Tucson, AZ  85749

Lowell E. Robinson          1/4/98       Gift           2,000         2,000
P. O. Box 23
Arivaca, AZ  85601

Monica Romero               1/4/98       Gift           2,000         2,000
2528 W. Criswell Court
Tucson, AZ  85745

Melissa Saucedo             1/4/98       Gift           2,000         2,000
7019 W. Avondale
Tucson, AZ  85743

Kevin Sherlock              1/4/98       Gift          50,000        50,000
630 N. Craycroft
Tucson, AZ  85710


Howard Smith                1/4/98       Gift           2,000         2,000
4050 N. Hiddencove Place
Tucson, AZ  85749

John Sylvester              1/4/98       Gift           2,000         2,000
10222 E. Sylvester Road
Hereford, AZ  85615

Raymond Willey              1/4/98       Gift           2,000         2,000
1192 Joseph Ct.
Ripton, CA  95366

Jennifer L. Worden          1/4/98       Gift           2,000         2,000
9055 E. Catlina Highway
No. 5206
Tucson, AZ  85749


           State by State Tabulation of Selling Shareholders

            Arizona                      192,000
          California                       4,000
            Canada                         4,000


All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders in one or more private or negotiated transactions, in open market transactions in the over-the- counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be more or less than customary commissions depending upon the arrangement negotiated by a selling shareholder with a brokerdealer. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

                Management's discussion and analysis of financial
                        condition and plan of operations


We ask that you read the following discussion in conjunction with K & L's consolidated financial statements, including the accompanying notes, which appear elsewhere in this prospectus.

Plan of operations - general.

K & L was organized for the purpose of creating a corporate vehicle to seek out and acquire an interest in one or more business opportunities presented to it by persons or firms desiring to seek perceived advantages of a publicly held corporation. At this time, K & L has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and K & L has not identified any specific business or company for investigation and evaluation. Mr. Hodges, K & L's sole officer and director will be undertaking the search for a business combination and he has not had any material discussions with any company with respect to K & L's acquisition of that company.

K & L will not restrict its search to any specific business, industry or geographical location, and K & L may participate in a business venture of virtually any kind or nature. Our discussion of the proposed business of K & L is purposefully general and is meant to demonstrate K & L's virtually unlimited discretion to search for and enter into potential business opportunities.

Sources of opportunities.

K & L does not intend to actively seek out investors. Rather, K & L seeks to merge with or acquire assets or shares of an entity, which is already actively engaged in a business that generates revenues, in exchange for K & L's common stock.

In addition, K & L anticipates that business opportunities will be referred to K & L by various sources including Mr. Hodges, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. K & L will seek a potential business opportunity from all known sources, but will rely principally on personal contacts of Mr. Hodges as well as indirect associations between him and other business and professional people. We cannot predict the number of individuals or companies who may approach Mr. Hodges about K & L.

K & L will not enter into a business combination with a company in which Mr. Hodges or his affiliates or associates has a current ownership interest. However, there is no policy, corporate bylaw or shareholder resolution prohibiting K & L from merging or acquiring a business, asset or company in which any potential promoter, affiliate or associate of K & L or Mr. Hodges has any direct or indirect ownership.

K & L does not currently plan to engage professional firms specializing in business acquisitions or reorganizations; however K & L has not formulated any policy regarding the use of consultants or outside advisors. In addition, K & L has not, and does not intend to, advertise in search of business opportunities. However, K & L may, in the future, advertise and promote K & L in financial newspapers, magazines and on the Internet.

K & L has, and will continue to have, insufficient capital with which to provide the owners of potential target companies with any significant cash or other assets. However, Mr. Hodges believes K & L will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. The target company will also incur significant legal and accounting costs in connection with the business combination including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents. However, Mr. Hodges has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.


Evaluation of opportunities.


The analysis of new business opportunities will be undertaken by, or under the supervision of, Mr. Hodges. Mr. Hodges will be the key person in the search, review and negotiation with potential acquisition or merger candidates. While Mr. Hodges likely has no quantifiable experience in the businesses of any particular target companies that may be reviewed, he has experience in managing development stage companies similar to K & L. However, Mr. Hodges is currently employed in other positions and will devote very minimal time to the business affairs of K & L until such time as an acquisition has been determined to be highly favorable. After that time, however, Mr. Hodges expects to spend full time in investigating and closing any acquisition. In addition, in the face of competing demands for his time, Mr. Hodges may grant priority to his other positions rather than to K & L. Mr. Hodges will consider the following matters in analyzing prospective business opportunities:

     * the available technical, financial and managerial resources; working capital and other financial requirements of the target;
     *   the target's history of operations, if any;
     *   the target's prospects for the future;
     *   the present and expected competition in the target's industry;
     * the quality and experience of management services which may be available and the depth of that management within the target;
     * the potential for further research, development or exploration in the target's industry;
     * specific risk factors which may be anticipated to impact the proposed activities of K & L;
     *   the potential for growth or expansion and profit;
     * the perceived public recognition or acceptance of products, services or trades of the target and the industry and brand or name identification; and
     *   all other relevant factors.

Mr. Hodges and/or his legal and financial advisers intend to meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, K & L intends to utilize written reports and personal investigation to evaluate the above factors. K & L will not acquire or merge with any company for which audited financial statements cannot be obtained.

Mr. Hodges is currently involved in over 100 blank check companies, many of which have registered their shares with the SEC under the Securities and Exchange Act of 1934. Mr. Hodges is in various stages of searching for merger or acquisition opportunities for all of these companies, and thus, there are potential inherent conflicts of interest in Mr. Hodges' acting as officer and director of K & L and these other companies.

K & L does not currently have a right of first refusal pertaining to opportunities that come to Mr. Hodges' attention insofar as such opportunities may relate to K & L's proposed business operations. Mr. Hodges will consider merger and/or acquisition opportunities and intends to make them available to K & L and the companies that he is affiliated with on an equal basis and in his sole discretion. K & L has not adopted any conflict of interest policy with respect to these types of transactions. If a situation arises in which more than one company with which Mr. Hodges is involved desires to merge with or acquire a specific target company and the principals of the proposed target company have no preference as to which company will merge or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

Acquisition of opportunities.

K & L does not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties. However, as is customary in the industry, K & L may pay a finder's fee for persons locating and introducing an acquisition prospect. K & L does not currently have any agreements or understandings with any particular finder. However, in the event K & L consummates a transaction with an entity introduced by a finder, we may compensate the finder for the referral in the form of a finder's fee, either in the form of restricted common stock issued by K & L as part of the terms of the proposed transaction, or in the form of cash consideration.

If the finder's fee is paid in the form of common stock, K & L's board of directors will approve this issuance. If the finder's fee is in the form of cash, the payment will have to be tendered by the acquisition or merger candidate because K & L has insufficient cash available to make any fee payment. If any such fee is paid, it will be approved by the board of directors and will be in accordance with the industry standards. Finder's fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the dollar amount involved. These fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction.

In implementing a structure for a particular business acquisition, K & L may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with the target corporation. Except as may be required by state or federal securities law applicable to the particular form of transfer, K & L does not intend to provide K & L's shareholders with any complete disclosure documents, including a proxy statement and/or audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

K & L will probably not have sufficient funds to undertake any significant development, marketing and manufacturing of any products which it may acquire. K & L does not intend to raise any funds, via private placement or otherwise, prior to the effectiveness of a merger or acquisition. Upon the merger or acquisition, K & L intends to obtain funds in one or more private placements to finance the operation of the acquired business. Persons purchasing securities in these placements and other shareholders may not have the opportunity to participate in the decision relating to any acquisition.

K & L's proposed business is sometimes referred to as a blank check because any investors will entrust their investment to K & L's management before they have a chance to analyze any ultimate use to which their money may be put. Accordingly, K & L would probably be required to give up a substantial portion of its interest in any acquired product. We cannot assure you that K & L will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

We believe that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial time, attention and costs for accountants, attorneys and others. If K & L and/or the target business decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.

Liquidity and capital resources.

K & L has never previously undertaken an offering of its common stock. Mr. Hodges has contributed all current expenses of K & L. K & L has no assets, no liquidity and no capital resources.


                                    Business

K & L.

Since its formation on December 31, 1997, K & L has not engaged in any operations other than organizational matters. It was formed specifically to be a blank check or "clean public shell" corporation, for the purpose of either merging with or acquiring an operating company with operating history and assets. K & L is a clean public shell because it has not commenced operational activities, and has no debt or liabilities. K & L has not been involved in any litigation nor has it had any prior regulatory problems or business failures.

Mr. Hodges was not the original incorporator of K & L. Mr. Hodges retained the services of Laughlin & Associates to incorporate or provide already incorporated Nevada and Wyoming companies. Subsequent to incorporation, Mr. Hodges was appointed as sole officer and director of K & L and the original incorporator resigned as director.

Properties.

K & L has a working agreement with one of its shareholders for use of office space, telephones and secretarial services supplied free of charge to K & L. K & L has no property.

Competition.

K & L is an insignificant participant which competes among firms which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than K & L in this field. In view of K & L's limited financial resources and management availability, K & L continues to be at a significant competitive disadvantage.

Regulation and taxation.

K & L intends to structure a merger or acquisition in such a manner as to minimize federal and state tax consequences to K & L and to any target company.

Patents.

K & L does not own any patents or Internet domain names.

Employees.

K & L has no full-time or part-time employees. Mr. Hodges anticipates devoting only a few hours per month to the activities of K & L for which he will not receive compensation.


Legal proceedings.


K & L is not subject to any pending litigation, legal proceedings or claims.


                                   Management


Executive officers, key employees and directors.

The members of the board of directors of K & L serve until the next annual meeting of shareholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

Currently, there is only one executive officer, key employee and director of K &
L:

        Name             Age       Position
       ------           -----      ----------
Daniel L. Hodges         34        President/Secretary/Director

Mr. Hodges has been the sole director, president, chief financial officer and secretary of K & L since shortly after its formation. Since 1995, Mr. Hodges has been president and director of Solomon Consulting Corp., which specializes in corporate and securities consulting. He has owned and operated APRI, Inc., an industrial manufacturing company, since 1998. APRI, Inc. (which stands for Architectural PRoducts Incorporated) was in the business of manufacturing concrete precast products such as pillars, balastrade assemblies, wainscot, benches, etc. APRI ceased operations in 1999 and is in the process of selling the casting and molding assets for the sum of $150,000 to a third party, Cornerstone Precast, LLC. Mr. Hodges has no affiliation with Cornerstone Precast, LLC. APRI, Inc. had gross revenues of $383,000 in 1998 and estimated gross revenues of $140,000 in 1999. APRI, Inc. leased premises in Tucson, Arizona of 8,000 square feet of industrial warehouse space for its operations. This lease terminated in 1999. APRI never had more than eight employees at any one time.

Mr. Hodges is currently on the board of directors of two charitable organizations as well as a number of blank check companies, as we indicate on the chart below. He received a B.S. from Thomas A. Edison State College in Trenton, New Jersey. He also is a graduate of the U.S. Air Force Undergraduate Pilot Training program and currently holds the rank of Captain as an officer in the Air National Guard.

The following chart summarizes certain information concerning the blank check companies with which Mr. Hodges is or has been a director and which have filed or intend to file a registration statement with the SEC. The term "n/a" indicates that the company referenced has not entered into an agreement for a business combination or merger.

                                          Inc.      Form10-SB
     Company Name                        State      File Date     SEC File  No.
     -------------                     ---------   ----------    --------------

A Better Way Financial Corporation     Wyoming       01/24/2000      0-29061
Amazing Investments, Inc.              Wyoming       12/23/1999      0-28533
American Frontiers Marketing Company   Wyoming       01/26/2000      0-29131
Arcadia Investments, Inc.              Wyoming       12/17/1999      0-28535
Blackjack Financial, Inc.              Wyoming       12/17/1999      0-28531
Boulder Creek Financial, Inc.          Wyoming       12/23/1999      0-28623
Business to Business, Inc.             Wyoming       12/17/1999      0-28533
Caprock Canyon Investments,Inc.        Wyoming       12/27/1999      0-28647
Cedar Grove Marketing, Inc.            Wyoming       12/22/2000      0-28615
Cherokee Investments, Inc.             Wyoming       01/05/2000      0-28777
Coyote Canyon Corporation              Wyoming       01/26/2000      0-29133
Easy Living Investments, Inc.          Wyoming       01/26/2000      0-29135
Equality Investments, Inc.             Wyoming       01/26/2000      0-29137
Essential Solutions, Inc.              Wyoming       01/26/2000      0-29139
Fantastic Financial Corporaation       Wyoming       01/24/2000      0-29063
Feather Valley Financial, Inc.         Wyoming       12/27/1999      0-28649
Freedom Financial Corporation          Wyoming       12/27/1999      0-28651
Granite Cliffs Incorporated            Wyoming       12/27/1999      0-28653
Harvest Valley Ventures, Inc.          Wyoming       12/22/1999      0-28617
Magical Marketing, Inc.                Wyoming       12/22/1999      0-28611
Monumental Marketing, Inc.             Wyoming       01/05/2000      0-28769
Neighborhood Investments, Ltd.         Wyoming       12/27/1999      0-28655
Preferred Investments, Inc.            Wyoming       01/26/2000      0-29141
Private Access, Inc.                   Wyoming       01/26/2000      0-29143
Red Butte Financial, Inc.              Wyoming       01/26/2000      0-29151
Spring Valley Management Corporation   Wyoming       01/26/2000      0-29145
Stone Field Management Company         Wyoming       01/26/2000      0-29147
Stonewall Financial, Ltd.              Wyoming       12/22/1999      0-28613
Sweetwater Investing, Inc.             Wyoming       01/04/2000      0-28751
Unimann, Inc.                          Wyoming       12/23/1999      0-28625
Valuable Ventures, Inc.                Wyoming       12/27/1999      0-28673
Walnut Valley Ventures, Inc.           Wyoming       01/26/2000      0-29153
Western Financial Corporation          Wyoming       01/26/2000      0-29149
White Horse Resources, Inc.            Wyoming       01/24/2000      0-29065
White Oak Corporation                  Wyoming       12/27/1999      0-28671
Achievement Investments                Nevada        02/16/2000      0-29535
American Machine, Inc.                 Nevada        02/11/2000      0-29465
Buccaneer Marketing & Investments      Nevada        02/11/2000      0-29467
Conservative West, Inc.                Nevada        02/11/2000      0-29469
Deerwood, Inc.                         Nevada        02/11/2000      0-29471
Essential Laser Concepts Ltd.          Nevada        02/16/2000      0-29533
Everyday Assembly Productions,Inc.     Nevada        02/16/2000      0-29537
Forgotten Investments Company,Inc.     Nevada        02/16/2000      0-29539
Green Clover Luck Corporation          Nevada        02/16/2000      0-29541
Green Oaks Concepts, Ltd.              Nevada        02/16/2000      0-29543
In Full Affect, Inc.                   Nevada        02/16/2000      0-29545
K.B. Far Incorporation                 Nevada        02/16/2000      0-29547
Knight Investment Ltd.                 Nevada        02/16/2000      0-29549
Market Integrity, Inc.                 Nevada        02/16/2000      0-29569
Nascent Technology, Inc.               Nevada        02/16/2000      0-29551
Obligation Futures, Inc.               Nevada        02/16/2000      0-29553
Par 3 Services, Inc.                   Nevada        02/16/2000      0-29555
Passover Management Internation, Inc.  Nevada        02/16/2000      0-29571
Profits Emporium, Inc.                 Nevada        02/16/2000      0-29557
Ring of Fire Marketing, Ltd.           Nevada        02/16/2000      0-29559
Seminar Strategies & Marketing, Inc.   Nevada        02/16/2000      0-29561
Silver Rose Development, Inc.          Nevada        02/23/2000      0-29659
Social Engagements, Inc.               Nevada        02/16/2000      0-29563
Superior Global Services, Inc.         Nevada           n/a            n/a
Triumphant Endeavors, Inc.             Nevada        02/22/2000      0-29629
Alph-Net Consulting Group, Inc.        Nevada        12/2/1999       0-28341
Ambercom Incorporated                  Nevada           n/a            n/a
Arthur Morris, Inc.                    Nevada           n/a            n/a
Big Surf, Inc                          Nevada         01/12/2000     0-28857
Casterbridge Management, Inc.          Nevada         01/26/2000     0-29157
Cerritos Holdings                      Nevada         10/20/1999     0-27733
Cirrus Development Corp.               Nevada         01/14/2000     0-28899
Clearwater Communications, Corp.       Nevada         02/02/2000     0-29289
Flozone Marketing Co., Inc,            Nevada            n/a            n/a
G.E. Pension
Capital Management Corp.               Nevada            n/a            n/a
GENETI Corp.                           Nevada         01/14/2000     0-28901
Glass Dolphin, Inc.                    Nevada         01/12/2000     0-28851
H&L Investments, Inc.                  Nevada         10/20/1999     0-27735
HJS & BDS, Inc.                        Nevada            n/a            n/a
Interlock Services, Inc.               Nevada         11/08/1999     0-27983
International Lottery &
Gaming, Inc.                           Nevada         01/25/2000     0-29119
K&L Electronics
Photo and Supply Co.                   Nevada            n/a        333-34754
Klamath Falls Corp.                    Nevada          1/14/2000     0-28903
Laredo Investments, Inc.               Nevada         11/05/1999     0-27959
M.H. Trucking, Inc.                    Nevada             n/a           n/a
Models, Inc.                           Nevada          01/12/2000    0-28855
Morenci Corp.                          Nevada          10/20/1999    0-27737
Netsite Media, Inc.                    Nevada             n/a          n/a
Nova Masonry, Inc.                     Nevada             n/a          n/a
Pacific Administrative Services, Inc.  Nevada          01/12/2000    0-28849
Peppercorn Industrial Corporation      Nevada          01/26/2000    0-29155
Phantom Consulting Corp.               Nevada          01/26/2000    0-29159
Providence Holdings, Inc.              Nevada             n/a          n/a
PSM Corp.                              Nevada          10/20/1999    0-27739
RBO Holdings Inc.                      Nevada          01/12/2000    0-28859
RK Johnson Ltd.                        Nevada          01/12/2000    0-28853
Rome in a Day, Inc.                    Nevada             n/a          n/a
Solco International, Inc.              Nevada          12/02/1999    0-28337
Tridex Investing Inc.                  Nevada          01/14/2000    0-28905
Troiler USA, Inc.                      Nevada          01/25/2000    0-29117
Two Sisters Enterprises, Inc.          Nevada             n/a          n/a
Visionary Media, Inc.                  Nevada             n/a          n/a
Zenger, Inc.                           Nevada             n/a          n/a
Horse Tooth Ventures, Inc.             Wyoming            n/a          n/a
Owl Canyon Ventures, Inc.              Wyoming            n/a          n/a
Table Mountain Resources, Inc.         Wyoming            n/a          n/a
Snake River Resources, Inc.            Wyoming            n/a          n/a
High Peak Ventures, Inc.               Wyoming            n/a          n/a
Grassy Pond Properties, Inc.           Wyoming            n/a          n/a
Expert Investing, Inc.                 Wyoming            n/a          n/a
Chinook Winds, Inc.                    Wyoming            n/a          n/a
Diamond Opportunities, Inc.            Wyoming            n/a          n/a
Crystal River Resources                Wyoming            n/a          n/a
Platte Holding Company                 Wyoming            n/a          n/a
Sharp Spur Financial                   Wyoming            n/a          n/a
Blue Mountains, Inc.                   Wyoming            n/a          n/a
Shell Canyon Ventures                  Wyoming            n/a          n/a
Sunnyside Investments, Inc.            Wyoming            n/a          n/a
Crow Creek Financial Services,Inc.     Wyoming            n/a          n/a
Ponderosa Properties, Inc.             Wyoming            n/a          n/a
Action Investments, Inc.               Wyoming            n/a          n/a
Medicine Bow Investments, Inc.         Wyoming            n/a          n/a
Lonesome Pine Investments,Inc.         Wyoming            n/a          n/a
Tribeworks, Inc.                                         Non-
  (fka Pan World Corp.)                Nevada           Reporting      n/a
Kestrel Equity Corporation             Arizona        12/17/1999     0-28553
Avaterra.com, Inc. (fka                Arizona           Non-          n/a
Pockets Hldng)                                          Reporting
NetMeasure Techn. (fka                 Nevada         10/15/1999     0-27675
     Powertech, Inc.)
Landstar, Inc.                         Nevada         01/04/2000     1-15597
Hyaton Corporation                     Nevada         10/28/1999     0-27853
Phileo Management Company              Nevada            Non-          n/a
                                                      Reporting
ImuMed Int'l  (fka Viper               Nevada           Non-           n/a
Resources, Inc.)                                       Reporting
Upland Properties, Inc.                Nevada            Non-          n/a
                                                       Reporting
Solomon Alliance Group, Inc.           Nevada         03/16/2000     0-29973
Pioneer Spirit 2000, Inc.              Nevada            Non-          n/a
                                                       Reporting
Merendon International, Inc.           Nevada            Non-          n/a
                                                       Reporting

Due to mergers or other business combinations, Mr. Hodges has resigned his positions, sold or transferred his shares, and has no current affiliation with the following companies from the above listing:

      Cerritos Holdings, Inc.                   Landstar, Inc.
      H&L Investments, Inc.                     Hyaton Organics, Inc.(fka Hyaton
      Interlock Services, Inc.                          Company, Inc.)
      Laredo Investments, Inc.                  Phileo Management Company, Inc.
      Morenci Corp.                             ImuMed International, Inc.  (fka
      PSM Corp.                                     ViperResources, Inc.)
      Tribeworks, Inc. (fka Pan World Corp.)    Upland Properties, Inc.
      Kestrel Equity Corp.                      Solomon Alliance Group, Inc.
      Avaterra.com, Inc. (fka Pockets Holding   Pioneer Spirit 2000, Inc.
                  Corp.)                        Merendon International, Inc.
      NetMeasure Technology Inc. (fka           Magical Marketing, Inc.
          Powertech, Inc. NV)
      Peppercorn Industrial Corporation

Executive compensation.

No employment compensation is paid or anticipated to be paid by K & L. K & L has no understandings or agreements, preliminary or otherwise, in regard to executive compensation. Its sole director and officer, Mr. Hodges, does not receive any compensation for his duties. On January 4, 1998, K & L issued 800 shares of common stock as compensation to Mr. Hodges in connection with services rendered and fees paid by him at the time of the formation of K & L. This resulted in 800,000 shares after giving effect to a forward stocksplit. Mr. Hodges has not received any other compensation for his services rendered to K & L and is not accruing compensation. As of the date of this prospectus, K & L has no funds available to pay officers and directors.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by K & L for the benefit of any employees.

Employment agreements.

K & L has no employment agreements with any persons.

Principal shareholders.

The following table presents certain information regarding beneficial ownership of K & L's common stock as of March 31, 2000, by (i) each person known by K & L to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of K & L, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.




                    Name and Address       Amount of
   Title of Class  of Beneficial Owner   Beneficial Owner    Percent of Class
   -------------   ------------------    ----------------    ----------------
      Common         Daniel L. Hodges      800,000 shares           80%
                  President and Director
                 2102 N. Donner Avenue
                    Tucson, AZ 85749

                              Certain transactions

On January 4, 1998, K & L issued 1,000 shares of its common stock in the following manner. In consideration of Mr. Hodges contributing $450 toward the organizational expenses of K & L and for $350 in services rendered, K & L issued Mr. Hodges 800 shares. On October 20, 1999, the outstanding shares were forward split 1,000 to 1 and the par value was changed to $.001, resulting in a total of 1,000,000 shares outstanding, 800,000 of which are owned by Mr. Hodges.

Under Rule 405 promulgated under the Securities Act of 1933, Mr. Hodges may be deemed to be a promoter of K & L. No other persons are known to management who would be deemed to be promoters.

                            Description of securities

Each shareholder of common stock, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on. The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business. Assuming that a quorum is present, the affirmative vote of a majority of the shares of K & L present in person or represented by proxy is required. K & L's articles of incorporation do not provide for cumulative voting or preemptive rights.

There are no outstanding options or warrants of any kind for K & L's common stock.

                    Indemnification of officers and directors

Under the Nevada Business Associations Act, a company's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for damages for breach of fiduciary duty. If this type of limiting provision is included in articles of incorporation, it cannot eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to shareholders.

K & L's articles of incorporation contain the provision that no director or officer of K & L shall be personally liable to K & L or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes.

K & L's by-laws provide that K & L shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at K & L's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) except, in relation to matters as to which the director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under by-law, agreement, vote of shareholders or otherwise.

                   Transfer agent, warrant agent and registrar

The transfer agent, warrant agent and registrar for the common stock is Holladay Stock Transfer, 2939 67th Place, Scottsdale, AZ 85251.

                         Shares eligible for future sale

Upon the effectiveness of this registration statement, K & L will have 200,000 shares of common stock outstanding and registered for resale by the selling shareholders under the Securities Act of 1933. Prior to this offering, no public trading market has existed for K & L's shares of common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for K & L's common stock.

                              Plan of distribution

To our knowledge, none of the selling shareholders has made any arrangement with any brokerage firm for the sale of the shares. We have been advised by the selling shareholders that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale. The selling shareholders and their affiliates are limited in offering and selling the shares and are prohibited from directly or indirectly bidding for or purchasing shares of the K & L's common stock, or attempting to induce any person to do so, until the offering by the selling shareholders is completed.

Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

K & L has not registered its shares for resale under the securities or blue sky laws of any state and has no plans to register or qualify its shares in any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of K & L's common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify K & L's common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of blank check issuers.

K & L's selling efforts, and any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered. K & L has no current plan to register its shares for offer and sale within any state. K & L does not anticipate that a secondary trading market for the shares will develop in any state until after the consummation of a merger or acquisition, if at all. However, investors should be aware that state law limitations might affect the transferability or the ability to resell the shares. K & L has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

K & L does not have lock-up agreements with its shareholders affirming that they will not sell their respective shares until such time as K & L has successfully consummated a merger or acquisition and K & L is no longer classified as a blank check company.

                             Legal matters

The validity of the common stock offered hereby has been passed upon for K & L by Robert H. Domico, Esquire, Attorney-at-Law, 3200 Baffetto Court, Henderson, Nevada 89052.

                                     Experts

The financial statements and schedules of K & L, reviewed as of June 30, 2000 and 1999 and audited as of December 31, 1999 and 1998 included in this prospectus and elsewhere in the registration statement have been prepared by Robison, Hill & Co., independent public accountants for K & L, as set forth in its report, and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                             Additional information

K & L has filed with the SEC a registration statement on Form SB-2 under Securities Act of 1933, with respect to 200,000 of its issued and outstanding shares of common stock. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and the validity of each such statement is limited by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

K & L will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                     K & L ELECTRONICS PHOTO AND SUPPLY CO.


                                                                  Page

Independent Auditor's Report Dated July 27, 2000                 F - 1

Balance Sheets
     June 30, 2000 and December 31, 1999                         F - 2

Statements of Operations
  For the Three and Six Months Ended June 30, 2000 and
  from October 20, 1999 (Inception) to June 30, 2000             F - 3

Statements of Cash Flows
  For the Six Months Ended June 30, 2000 and
  from October 20, 1999 (Inception) to June 30, 2000             F - 4

Notes to Financial Statements                                    F - 5

Independent Auditor's Report Dated January 4, 2000               F - 8

Balance Sheets
    December 31, 1999 and 1998                                   F - 9

Statements of Operations
    For the Years Ended December 31, 1999 and 1998               F - 10

Statements of Changes in Stockholders' Equity
    For the Years Ended December 31, 1999 and 1998               F - 11

Statements of Cash Flows
 For the Years Ended December 31, 1999 and 1998                  F - 12

Notes to Financial Statements                                    F - 13

                    INDEPENDENT ACCOUNTANT'S REPORT




K&L Electronics Photo and Supply Co.
(A Development Stage Company)


         We have reviewed the accompanying balance sheets of K&L Electronics Photo and Supply Co. (a development stage company) as of June 30, 2000 and December 31, 1999, and the related statements of operations for the three and six months, and cash flows for the six month periods ended June 30, 2000 and 1999. These financial statements are the responsibility of the Company's management.

         We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statement taken as a whole. Accordingly, we do not express such an opinion.

         Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.


                                   Respectfully submitted
                                   /s/ ROBISON, HILL & CO.
                                   ---------------------------
                                   Certified Public Accountants

Salt Lake City, Utah
July 27, 2000

                K&L ELECTRONICS PHOTO AND SUPPLY CO.
                     (A Development Stage Company)
                            BALANCE SHEETS


                                                June 30,       December 31,
                                                 2000             1999
                                              -----------     -------------
ASSETS                                         $   -           $    -
                                              ===========     =============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable                             $   -           $    -
                                              -----------     -------------
     Total Liabilities                             -                -
                                              -----------     -------------


Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,000,000 Shares at June 30,
    2000 and December 31, 1999                   1,000           1,000
  Paid-In Capital                                2,800             250
  Retained Deficit                              (1,100)         (1,100)
  Deficit Accumulated During the
    Development Stage                           (2,700)           (150)
                                              -----------     --------------
     Total Stockholders' Equity                      -               -
                                              -----------     --------------

     Total Liabilities and
       Stockholders' Equity                   $      -        $      -
                                              ===========     ==============




            See accompanying notes and accountants' report.

                 K&L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                     STATEMENTS OF OPERATIONS


                                                                  Cumulative
                                                                 Since October
                                                                    20, 1999
                                                                    inception of
                     For the three months     For the six months    development
                        ended June 30,           ended June 30,         stage
                     --------------------      -------------------
                      2000         1999         2000        1999
                     ---------   --------      --------   --------  ------------
Revenues:            $    -      $   -         $    -     $    -     $     -

Expenses:
  General &
Administrative            -          -           2,550         -       2,700
                     ---------   --------      --------   --------   -----------
     Net Loss        $    -      $   -         $(2,550)   $    -     $(2,700)
                     =========   ========      ========   ========   ===========

Basic & Diluted
loss per share       $    -      $   -         $    -     $    -
                     =========   ========      ========   ========





           See accompanying notes and accountants' report.

                K&L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                      STATEMENTS OF CASH FLOWS

                                                               Cumulative since
                                     For the six months ended      October 20,
                                                                      1999
                                      June 30,                    Inception of
                                     -------------------------     Development
                                        2000           1999           Stage
                                     -----------    ----------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss                              $(2,550)       $     -        $(2,700)
Increase (Decrease) in Accounts            -               -           (100)
Payable                               ----------    ----------  ---------------

Net Cash Used in operating activities  (2,550)             -         (2,800)
activities                            ----------    ----------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by investing             -               -             -
activities                            ----------    ----------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributed by shareholder      2,550              -          2,800
                                      ----------    ----------  ---------------

Net Cash Provided by Financing
 Activities                             2,550              -          2,800
                                      ----------    ----------  ---------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                -               -            -
                                      ----------    ----------  ---------------

Cash and Cash Equivalents
  at Beginning of Period                   -               -            -
                                      ----------   ----------  ----------------
Cash and Cash Equivalents
  at End of Period                    $    -       $       -    $       -
                                      ==========   ==========  ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                            $    -       $       -    $       -

  Franchise and income taxes          $    -       $       -    $     200


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
None


           See accompanying notes and accountants' report.

                K&L ELECTRONICS PHOTO AND SUPPLY CO.
                   (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES This summary of accounting policies for K&L Electronics Photo and Supply Co. (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

      The unaudited financial statements as of June 30, 2000 and for the six months then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

      The Company was incorporated under the laws of the State of Nevada on December 31, 1997. The Company ceased all operating activities during the period from December 31, 1997 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

      The Company has no products or services as of June 30, 2000. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                K&L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS
               FOR THE SIX MONTHS ENDED JUNE 30, 2000
                           (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

Loss per Share

      The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                      Income       Shares     Per-Share Amount
                                      ------       -------    ----------------
                                    (Numerator) (Denominator)

                                    For the three months ended June 30, 2000
                                    ------------------------------------------
Basic Loss per Share
Loss to common shareholders         $     -       1,000,000      $      -
                                    ==========   ===========     ============

                                     For the six months ended June 30, 2000
                                    -----------------------------------------
Basic Loss per Share
Loss to common shareholders         $ (2,550)     1,000,000      $      -
                                    ==========   ===========     ============


                                    For the three months ended June 30, 1999
Basic Loss per Share
Loss to common shareholders         $     -       1,000,000      $       -
                                    ==========   ===========     =============


                                     For the six months ended June 30, 1999
Basic Loss per Share
Loss to common shareholders         $     -       1,000,000      $       -
                                   ===========   ===========     =============


     The effect of outstanding common stock equivalents are anti-dilutive for June 30, 2000 and 1999 and are thus not considered.

                K&L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS
               FOR THE SIX MONTHS ENDED JUNE 30, 2000
                            (Continued)


Reclassification

      Certain reclassifications have been made in the 2000 and 1999 financial statements to conform with the June 30, 2000 presentation.

NOTE 2 - INCOME TAXES

      As of June 30, 2000, the Company had a net operating loss carryforward for income tax reporting purposes of approximately
$3,800 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

      As of June 30, 2000 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

      On October 20, 1999 the Board of Directors authorized 1,000 to
1 stock  split,  changed  the  authorized  number  of  shares   to
100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 and 1998 have been restated to reflect the stock split.

                     INDEPENDENT AUDITOR'S REPORT





K & L Electronics Photo and Supply Co.
(A Development Stage Company)


     We have audited the accompanying balance sheets of K & L Electronics Photo and Supply Co. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations and cash flows for the two years ended December 31, 1999 and the statement of stockholder's equity from December 31, 1997 (inception)
to December  31,  1999.   These  financial  statements    are   the
responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K & L Electronics Photo and Supply Co. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the two years ended December 31, 1999 in conformity with generally accepted accounting principles.

                                   Respectfully submitted
                                   /s/ ROBISON, HILL & CO.
                                   -------------------------
                                   Certified Public Accountants

Salt Lake City, Utah
January 4, 2000

                        K & L ELECTRONICS PHOTO AND SUPPLY CO.
                          (A Development Stage Company)
                                BALANCE SHEETS



                                                        December 31,
                                               -----------------------------
                                                   1999              1998
                                                  ------            ------
Assets                                          $       -         $       -
                                               ============      ============
Liabilities - Accounts Payable                  $       -         $     100
                                               ------------      ------------
Stockholders' Equity:
   Common Stock, Par value $.001
      Authorized 100,000,000 shares,
      Issued 1,000,000 shares at
      December 31, 1999 and 1998                    1,000             1,000
   Paid-In Capital                                    250                 -
   Retained Deficit                                (1,100)           (1,100)
   Deficit Accumulated During the
        Development Stage                            (150)                -
                                               ------------      ------------
      Total Stockholders' Equity                        -              (100)
                                               ------------      ------------
      Total Liabilities and
       Stockholders' Equity                     $       -         $       -
                                               ============      ============





   The accompanying notes are an integral part of these financial statements.

               K & L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                      STATEMENTS OF OPERATIONS



                                                           Cumulative Since
                               For Year Ended         October 20, 1999 Inception
                                December 31,             of Development Stage
                          -------------------------  ---------------------------
                           1999              1998
                          ------           -------
Revenues:              $       -         $       -                 $       -
Expenses:                    150             1,100                       150
                      -----------       -----------              -------------
      Net Loss         $    (150)        $   1,100                 $    (150)
                      -----------       -----------              -------------

Basic & Diluted loss
per share              $       -         $       -
                      ===========       ===========





   The accompanying notes are an integral part of these financial statements.

               K & L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                  STATEMENT OF STOCKHOLDERS' EQUITY
      SINCE DECEMBER 31, 1997 (INCEPTION) TO DECEMBER 31, 1999

                                                                       Deficit
                                                                     Accumulated
                                                                   Since October
                                                                       20, 1999
                                                                      Inception
                                                                        of
                           Common    Stock      Paid-In    Retained  Development
                           Shares     Par       Capital     Deficit      Stage
                                     Value
                          --------  --------  ---------   ---------- -----------

Balance at December 31,
1997 (inception)             -     $     -    $      -    $      -    $     -

January 4, 1998 Issuance
of Stock for Services and
payment of Accounts
Payable                   1,000      1,000           -           -          -

Net Loss                     -           -           -        (1,100)       -
                        ---------  ---------  ----------  ----------- ---------

Balance at December 31,
1998
 As Originally Reported   1,000      1,000           -        (1,100)       -

Retroactive adjustment
for 1,000  to 1 stock
split October 20, 1999  999,000          -           -              -       -
                       ---------  ---------  ----------  ------------- --------

Restated balance
January 1, 1999       1,000,000      1,000           -        (1,100)       -


Capital contributed by
Shareholder                   -         -          250             -        -
Net Loss                      -         -            -             -     (150)
                      ----------  ----------  ---------  ------------- --------
Balance at December
 31, 1999             1,000,000    $1,000         $250      $ (1,100)   $(150)
                     ===========  ==========  =========  ============= ========



   The accompanying notes are an integral part of these financial statements.

               K & L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                      STATEMENTS OF CASH FLOWS


                                                             Cumulative
                                                            since October
                                                              20, 1999
                                For the years ended          Inception
                                                                 of
                                    December 31,            Development
                                ------------------------
                                     1999         1998         Stage
                                   -------      -------     ------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                           $ (150)     $ (1,100)     $   (150)

Issuance of Stock for
Services & Expenses                     -         1,000             -
Increase (Decrease) in
Accounts Payable                     (100)          100          (100)
                                   --------     ---------     ----------
  Net Cash Used in operating
   activities                        (250)            -          (250)
                                   --------     ---------     ----------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
  investing activities                  -             -             -

CASH FLOWS FROM FINANCING
ACTIVITIES:
Capital contributed by shareholder    250             -            250
                                   -------      ----------    -----------
Net Cash Provided by
  Financing Activities                250             -            250
                                   -------      ----------    -----------
Net (Decrease) Increase in
  Cash and Cash Equivalents             -             -              -
Cash and Cash Equivalents
  at Beginning of Period                -             -              -
                                   --------     ----------    ------------
Cash and Cash Equivalents
  at End of Period                $     -         $   -        $     -
                                  =========     ==========    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                        $     -         $   -       $      -
  Franchise and income taxes      $   200         $   -       $    200


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
None


   The accompanying notes are an integral part of these financial statements

               K & L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of accounting policies for K & L Electronics Photo and Supply Co. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

     The Company was incorporated under the laws of the State of Nevada on December 31, 1997. The Company ceased all operating activities during the period from December 31, 1997 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

     The Company has no products or services as of December 31, 1999. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                K & L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

Loss per Share

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                           PerShare
                                 Income        Shares       Amount
                                ---------    ---------   -----------
                              (Numerator)  (Denominator)

                                For the year ended December 31, 1999
                               --------------------------------------
Basic Loss per Share
Loss to common shareholders     $  (150)      1,000,000     $   -
                               ==========    ===========  ===========

                                For the year ended December 31, 1998
                               --------------------------------------
Basic Loss per Share
Loss to common shareholders     $(1,100)      1,000,000    $    -
                               =========     ===========  ===========

     The effect of outstanding common stock equivalents would be anti-dilutive for December 31, 1999 and 1998 and are thus not considered.

NOTE 2 - INCOME TAXES

     As of December 31, 1999, the Company had a net operating loss carryforward for income tax reporting purposes of approximately
$1,000 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

               K & L ELECTRONICS PHOTO AND SUPPLY CO.
                    (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                           (Continued)

NOTE 3 - DEVELOPMENT STAGE COMPANY

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

     As of December 31, 1999 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

     On  October 20, 1999 the Board of Directors authorized 1,000 to 1
stock  split,  changed  the  authorized  number  of  shares   to
100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 and 1998 have been restated to reflect the stock split.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada Business Associations Act Title 7, Chapter 78, the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty. If this type of limiting provision is included in articles of incorporation, such a provision cannot eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to stockholders.

K & L's Articles of Incorporation contain the provision that no director or officer of K & L shall be personally liable to K & L or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. K & L's By-Laws provide that K & L shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at K & L's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of K & L, or of such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

K & L estimates that expenses in connection with the offering described in this registration statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee                                           $     100
Printing and engraving expenses                                $  2,000*
Accounting fees and expenses                                   $  1,000*
Legal fees and expenses (other than Blue Sky)                  $ 15,000*
Blue sky fees and expenses (including legal and filing fees)   $  1,000*
Miscellaneous                                                  $  1,000*
                                                             -------------
                           Total                               $ 20,100*

*Estimated Amounts.

All expenses of the registration of the shares will be borne by K & L.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by K & L within the past three years and were not registered under the Securities Act, in reliance upon there being "no sale" as defined in Section 2(3) of the
Securities Act, or Section 4(2) of the Securities Act for United States residents or Regulation S of the Securities Act for the Canadian residents:
                                                              Method of
                                                              Original
                                              Date of         Issuance
       Name of                               Original          (i.e.
    Security Holder                            Issue          purchase,
   -----------------                        ----------       gift, etc.)
                                                             ------------
Frank Anjakos                                 1/4/98             Gift
1971 N. Lindenwood Drive
Tucson, AZ  85712

Cindy Baker                                   1/4/98             Gift
P. O. Box 40484
Tucson, AZ  85717

Steve Bays                                    1/4/99            Gift
5637 E. Spring Street
Tucson, AZ  85712

Brain Delfs                                   1/4/98            Gift
10130 E. Winding Trail
Tucson, AZ  85749

James Delfs                                   1/4/98           Gift
3730 N. Tucson Blvd.
Tucson, AZ  85716


Sam Erbst                                     1/4/98          Gift
770 N. Dodge #33
Tucson, AZ  85749

Gus Fotinos                                   1/4/98          Gift
6547 N. Turnberry Drive
Tucson, AZ  85718

Allyson Fox                                   1/4/98          Gift
61 Kennedy Parkway
Toronto, Canada

Audra Guthery                                 1/4/98          Gift
4810 E. Seneca
Tucson, AZ  85712

David H. Hack                                 1/4/98          Gift
232 W. Smoot Drive
Tucson, AZ  85705

Daniel L. Hodges                              1/4/98          For
2102 N. Donner Avenue                                        services
Tucson, AZ  85749                                            rendered

Matthew S. Hodges                             1/4/98          Gift
1529 N. Desmond
Tucson, AZ  85712

Kim Lasater                                   1/4/98          Gift
5531 E. Spring Street
Tucson, AZ  85712

Jeff Milton                                   1/4/98          Gift
2519 E. Helen
Tucson, AZ  85716

Suzanne Morvay                                1/4/98          Gift
4042 N. Pontatoc Road
Tucson, AZ  85718

Mike Neighbors                                1/4/98          Gift
128 N. Southern Swale Avenue
Tucson, AZ  85748

Thomas Nieman                                 1/4/98          Gift
7825 E. Sabino Hollow Court
Tucson, AZ  85749

Ron Olson                                     1/4/98          Gift
9969 E. Paseo San Ardo
Tucson, AZ  85747

Mark Polifka                                  1/4/98          Gift
1132 Mohawk
Topanga, CA  90290

Sophie Radecki                                1/4/98          Gift
207 Hallam Street
Toronto, Canada  M6H1X6

Jonathan Roberts                              1/4/98          Gift
2102 N. Donner Avenue
Tucson, AZ  85749

Lowell E. Robinson                            1/4/98          Gift
P. O. Box 23
Arivaca, AZ  85601

Monica Romero                                 1/4/98          Gift
2528 W. Criswell Court
Tucson, AZ  85745

Melissa Saucedo                               1/4/98          Gift
7019 W. Avondale
Tucson, AZ  85743

Kevin Sherlock                                1/4/98          Gift
630 N. Craycroft
Tucson, AZ  85710

Howard Smith                                  1/4/98          Gift
4050 N. Hiddencove Place
Tucson, AZ  85749

John Sylvester                                1/4/98          Gift
10222 E. Sylvester Road
Hereford, AZ  85615

Raymond Willey                                1/4/98          Gift
1192 Joseph Ct.
Ripton, CA  95366

Jennifer L. Worden                            1/4/98          Gift
9055 E. Catlina Highway
No. 5206
Tucson, AZ  85749





ITEM 27.  EXHIBITS

(a) The following exhibits are filed as part of this registration statement:


     EXHIBIT NUMBER               DESCRIPTION
    ----------------          ----------------------
         3.1*            Articles of Incorporation of K & L
         3.2*            Amendment to Articles of Incorporation of K & L
         3.3*            By-Laws
         4.1*            Form of Common Stock Certificate
         5.1             Opinion of Robert H. Domico, Esquire
        23.1             Consent of Robinson, Hill & Co.
        23.2             Consent of Robert H. Domico, Esquire
                          (included as part of Exhibit 5.1)
        27.1             Financial Data Schedule as of June 30, 2000
        27.2             Financial Data Schedule as of December 31, 1999

     * previously filed


ITEM 28.  UNDERTAKINGS

(a)  The undersigned company hereby undertakes to:

       (1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of K & L pursuant to the foregoing provisions, or otherwise, K & L has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by K & L of expenses incurred or paid by a director, officer or a controlling person of K &L in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, K & L will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tucson, state of Arizona, on September 20, 2000.


K & L ELECTRONICS PHOTO AND SUPPLY CO.


BY:  /s/ Daniel L. Hodges
    -------------------------
Daniel L. Hodges, President, and
signing in his capacity as
principal executive officer, principal
accounting officer and sole director

              [To be placed on the outside back cover]
                       TABLE OF  CONTENTS

                                                                  Page
                                                                  -----
Prospectus summary...............................................   1
Selected financial data..........................................   1
Risk factors.....................................................   2
Use of proceeds..................................................   8
Market information...............................................   9
Selling shareholders.............................................   9
Management's discussion and analysis of financial condition
  and results of operations......................................  13
Business.........................................................  16
Management.......................................................  17
Certain transactions.............................................  22
Description of securities........................................  23
Indemnification of officers and directors........................  23
Transfer agent, warrant agent and registrar......................  23
Shares eligible for future sale..................................  24
Plan distribution................................................  24
Legal matters....................................................  25
Experts..........................................................  25
Additional information...........................................  25
Index to Financial Statements


Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the offering described in this prospectus other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by K & L. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of K & L since the date of this prospectus or that the information contained in it is correct as of any time subsequent to its date.